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                                                                    Exhibit 99.2

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


I hereby consent to the reference to me as a prospective director of Inforte Corporation where it appears in this Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.



                                                   /s/ Edgar D. Jannotta
                                                   _____________________________
                                                   Edgar D. Jannotta

January 18, 2000